12,000,000 Shares

                          Hospitality Properties Trust

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT



                                                              December __, 1997


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
     As representatives of the
          several underwriters
          named in Schedule I hereto
     c/o Donaldson, Lufkin & Jenrette
          Securities Corporation
     277 Park Avenue
     New York, New York  10172


Dear Sirs:

         Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell 12,000,000 common shares of beneficial interest, par value $0.01 per share (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"). The Company also proposes to issue and sell to the several Underwriters not more than 1,800,000 additional common shares of beneficial interest, par value $0.01 per share (the "Additional

Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The common shares of beneficial interest, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares". All references herein to the "Shares," the "Firm Shares," the "Additional Shares" or the "Common Shares" shall include the Rights (as defined in the Company's Current Report on Form 8-K, including the exhibits thereto, dated May 20, 1997 (filed on May 30, 1997)) attached thereto.

         The 112 hotels described in the Prospectus referred to below as being currently owned by the Company as of the date hereof are collectively referred to herein as the "Current Hotels". The 23 hotels described in the Prospectus referred to below as being proposed to be acquired by the Company as of the date hereof are collectively referred to herein as the "Additional Hotels". It is understood that in connection with the proposed acquisition of the Additional Hotels, the Company has entered into purchase and sale agreements and agreements to lease (the "Acquisition Agreements") contemplating consummation of a series of related transactions (the "Acquisition Transactions") generally described in the Prospectus Supplement referred to below under the captions "Summary", "Recent Developments", "Use of Proceeds" and "The Company", pursuant to which the Company shall (i) acquire the Additional Hotels, (ii) lease the Additional Hotels to hotel operating companies pursuant to separate operating leases and
(iii) to the extent necessary to finance the pending acquisitions, borrow funds under the $455 million aggregate principal amount credit facilities that the Company currently maintains with DLJ Mortgage Capital, Inc. (as more fully described in the Prospectus, the "DLJMC Credit Facilities").

         The Current Hotels and the Additional Hotels are collectively referred to herein as the "Hotels". The Acquisition Agreements and the DLJMC Credit Facilities and any amendments required thereto) are hereinafter collectively referred to as the "Transaction Documents" and each singly as a "Transaction Document". Each Transaction Document constituting an agreement is hereinafter referred to as a "Transaction Agreement".

           1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (File No. 333-17983) including a preliminary prospectus relating to the registration of the Shares and such other securities which may be offered from time to time by the Company, in accordance with Rule 415 under the Act. Such registration statement (as amended, if


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applicable) was declared effective by the Commission on December 24, 1996. Such registration statement (as amended as of the date hereof) on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriters by the Company in the form first used to confirm sales of Shares (the "Prospectus Supplement"), on the other hand, including, in each case, all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act, as from time to time amended or supplemented pursuant to the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Exchange Act"), are referred to herein as the "Registration Statement" and the "Prospectus," respectively. Any registration statement (including any amendment or supplement thereto or information which is deemed a part thereof) filed by the Company under Rule 462(b) of the Act (a "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein and any prospectus delivered in connection therewith (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other similar references) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

           2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 9 hereof).

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,800,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for


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


the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares (or such number of Additional Shares increased as set forth in Section 9 hereof).

         The Company hereby agrees not to, and agrees to cause its affiliates, trustees and officers not to, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Shares, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may issue Common Shares pursuant to its Incentive Share Award Plan in accordance with the terms and conditions of, and for the number of Common Shares authorized under, such Plan on the date hereof.

           3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after execution and delivery of this Agreement (and, if necessary, any post-effective amendment to the Registration Statement) as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

           4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on


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December __, 1997 (the "Closing Date"), at such place as you shall designate.
The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

         5. Agreements of the Company. The Company agrees with you:

                  (a) In respect of the offering of the Shares contemplated hereby, to (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby, the names of the Underwriters participating in the offering of the Shares and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as Representatives in connection with the offering of the Shares, the price at which the Shares are to be purchased by the Underwriters from the Company, the public offering price, the selling concession and reallowance if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares, (ii) file the Prospectus (as defined herein to include such Prospectus Supplement) in a form approved by you pursuant to Rule 424 under the Act no later than the Commission's close of business on the second business day following the date hereof and (iii) furnish copies of the Prospectus to the Underwriters and to such dealers as you shall specify as soon as practicable after the date of this Agreement in such quantities as you may reasonably request.


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


                  (b) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, to advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of the Prospectus or any other supplement or amendment to the Prospectus required to be filed pursuant to the Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus, any preliminary prospectus supplement relating to the Shares, the Prospectus Supplement or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) To furnish to you, without charge, seven signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, as promulgated by the Commission.

                  (d) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the


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         Prospectus of which you shall not previously have been advised or to which you or Davis Polk & Wardwell shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, as promulgated by the Commission.

                  (e) Prior to 10:00 A.M., New York City time, on the first business day after the date hereof and from time to time thereafter for such period as in the opinion of Davis Polk & Wardwell a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

                  (f) If, during the period specified in paragraph (e), any event shall occur as a result of which, in the opinion of Davis Polk & Wardwell, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                  (g) Prior to any public offering of the Shares, (i) to cooperate with you and Davis Polk & Wardwell (or such other local counsel as may be designated by you) in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities, Blue Sky or real estate syndication laws of such jurisdictions as you may request, (ii) to continue such qualification in effect so long as required for distribution of the Shares, (iii) to file such consents to service of process or other documents as may be necessary in


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         order to effect such registration or qualification and (iv) to cooperate with you and Davis Polk & Wardwell in connection with the review of the offering of the Shares contemplated hereby by the National Association of Securities Dealers, Inc. ("NASD").

                  (h) To make generally available to the Company's shareholders as soon as reasonably practicable but not later than sixty (60) days after the close of the period covered thereby (or ninety (90) days in the event the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a period of at least twelve (12) months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and, if required by Rule 158 of the Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released.

                  (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Shares a financial report of the Company and its subsidiaries, if any, on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Shares or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries, if any, as you may reasonably request.


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


                  (k) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

                  (l) To pay (i) all costs, expenses, fees and taxes incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), the Prospectus, the preliminary prospectus relating to the offering contemplated hereby (the "Preliminary Prospectus"), all documents incorporated or to be incorporated by reference therein, and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) all costs and expenses in connection with the printing and delivery of the Prospectus, the Preliminary Prospectus and all amendments or supplements thereto during the period specified in paragraph (e), (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities, Blue Sky or real estate syndication laws of the several states (including in each case the fees and disbursements of counsel for the Company or counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) all filing fees paid to the NASD in connection with the review and clearance of the offering of the Shares contemplated hereby, (vi) all costs and expenses incidental to the listing of the Shares on the NYSE, (vii) the cost of furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the cost of the preparation, issuance and delivery of certificates representing the Shares, including the charges of any transfer agent or registrar.

                  (m) To use its best efforts to list the Shares on the NYSE and to maintain the listing of the Common Shares on the NYSE for a period of five years after the Closing Date hereunder.

                  (n) To use its best efforts to qualify for the year ended December 31, 1997 and to continue to meet the requirements to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").


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                  (o) To apply the net proceeds of the offering of Shares
         contemplated hereby substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                  (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         6. Representations and Warranties. The Company represents and warrants to each Underwriter that:

                  (a) The Company meets the requirement for use of Form S-3 and the Registration Statement has been prepared by the Company under the provisions of the Act and has been filed with and declared effective by the Commission.

                  (b) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement ), when it initially became effective and as of the date hereof, respectively, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading, (iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material


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


         fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (d) Each Preliminary Prospectus filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the power and authority to own the Current Hotels owned by it and to lease such Current Hotels to others and to conduct its business, all as described in the Prospectus, and is duly qualified and in good standing as a foreign trust authorized to do business in each jurisdiction in which such Current Hotels are located and such qualification and authorization is required.

                  (f) Each of the Company's subsidiaries has been duly incorporated, is validly existing as a corporation or a real estate investment trust, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the power and authority to own the Current Hotels owned by it and to lease such Current Hotels to others and to conduct its business as it is currently being conducted, and each is duly qualified and is in good standing as a foreign corporation or a real estate investment trust, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.


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


                  (g) All the outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The Company has no outstanding Preferred Shares of Beneficial Interest. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement.

                  (h) The authorized capital of the Company, including the Common Shares, conforms as to legal matters to the description thereof contained in the Prospectus (or the documents incorporated therein by reference).

                  (i) The Company and each of its subsidiaries is not in violation of its Declaration of Trust, Certificate of Incorporation or Bylaws, as the case may be, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which any of them or their respective property is bound.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditor's rights and general principles of equity.

                  (k) The execution by the Company or any of its subsidiaries of each Transaction Document to which it is a party and the delivery by the Company or any of its subsidiaries of, and the performance by the Company or any of its subsidiaries of its obligations under, each Transaction Document to which it is a party, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not contravene any provision of applicable law or (i) the Declaration of


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


         Trust, Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except such as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (l) No consent, approval, authorization or order of, or qualification with, any governmental body or agency and no consent, approval or authorization of any person other than the Company or any of its subsidiaries is required for the execution, delivery or performance by the Company or any of its subsidiaries of its obligations under each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, except such as may be required and will be obtained on or prior to the Closing Date and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states in connection with the offer and sale of the Shares and, in the case of the performance thereof, except as are contemplated by the express terms of such Transaction Document to occur after the Closing Date and except (x) such as are otherwise described in the Prospectus and (y) such that the failure to obtain would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                  (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company after due inquiry, threatened to which the Company or any of its subsidiaries is a party or to which any of the Hotels is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (o) The Company and each of its subsidiaries has, and as of the Closing Date will have, all necessary consents, authorizations, approvals, orders, certificates, licenses, franchises and permits of and from, and has made, or as of the Closing Date will have made, all declarations and filings with all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals having jurisdiction over the Company or its properties, necessary to own, lease, license and use its properties and assets, and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) To the best knowledge of the Company, each lessee of the Current Hotels has, and as of the Closing Date will have, all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("Approvals") as may be necessary to lease, operate or manage the Current Hotels in the manner described in or contemplated by the Prospectus, except for those Approvals the absence of which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) The Company has received and reviewed certain environmental reports on each Hotel's property, has obtained certain representations and warranties relating to environmental matters from the sellers of the Current Hotels set forth in purchase agreements therefor and has conducted physical inspections of each Current Hotel's property. Except as described in the Prospectus, (i) the Company, and, to its knowledge, each Current Hotel's property, is, and as of the Closing Date will be, in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous toxic substances and wastes, pollutants and contaminants ("Environmental Laws"), (ii) the Company, or, to its knowledge, its lessees have received, or as of the Closing Date will receive, all permits, licenses or other approvals required under applicable Environmental Laws to conduct the respective hotel businesses presently conducted at each such property and (iii) the Company or, to its knowledge, its lessees are, or as of the Closing Date will be, in compliance with all terms and conditions of any such permit, license or approval, except, in respect of clauses (i), (ii) and (iii), as otherwise disclosed in the Prospectus or as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (r) To the best knowledge of the Company, except as described in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of properties or compliance with Environmental Laws and any potential liabilities to third parties) that, as of the date hereof, would, or as of the Closing Date will, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) The Company has received and reviewed engineering reports on each Current Hotel's property, has obtained certain representations and warranties from the sellers of the Current Hotels set forth in purchase agreements therefor and has conducted physical inspections of each Current Hotel's property. In respect of each Current Hotel, (i) each Current Hotel is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) the Company has not received notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Current Hotel that would have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) there does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Current Hotel that would have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the improvements comprising any portion of each Current Hotel (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects that would have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects that would have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) Subsequent to the respective dates as of which financial information is given in the Registration Statement and the Prospectus,
         (i) the Company and each subsidiary of the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
         (ii) the Company has not purchased any of its outstanding Common Shares, nor has it declared, paid or otherwise made any dividend or distribution of any kind on its Common Shares; and (iii) there has not been any material change in the capital, short-term debt or long-term debt of the Company, except, in respect of clauses (i), (ii) or (iii) above, as described in or contemplated by the Prospectus.

                  (u) (i) As of the Closing Date, the Company and each of its subsidiaries will have good and marketable title in fee simple to all real property (or good and marketable leasehold interests with respect to the real property ground leased by the Company or its subsidiaries) and good and marketable title to all personal property then owned by them, in each case free and clear of all liens, encumbrances and defects, except (w) liens or other security interests arising under the DLJMC Credit Facilities or the first mortgages on hotels owned by certain subsidiaries of the Company pursuant to the $125,000,000 aggregate principal amount of Hospitality Properties Mortgage Acceptance Corp., Series 1996-C1, Notes due December 1, 2001 (the "Mortgage Notes"), (x) leases providing for the lease by the Company of its current hotels to various tenants as described in the Prospectus,
         (y) such as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole or (z) in the case of personal property located at certain Hotels, such as are subject to equipment lease financing arrangements which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million; and (ii) real property held under ground lease by the Company or any subsidiary is, and as of the Closing Date will be, held by it under valid, subsisting and enforceable ground leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (v) The Company and its Current Hotels are, and as of the Closing Date will be, insured in the manner described in the Prospectus by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company is engaged and proposes to engage and the Company has no reason to believe that it will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at economically viable rates.

                  (w) The assets of the Company do not constitute, and as of the Closing Date will not constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                  (x) The Company is, and as of the Closing Date will be, organized to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, and the Company will elect to be taxed as a REIT under the Code effective for the year ending December 31, 1997.

                  (y) Except as provided by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finders fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

                  (z) The financial statements of the Company and, to the Company's knowledge, the financial statements and schedules of portfolios of certain Hotels and lessees (consisting of separate financial statements for HMH HPT Courtyard, Inc., HMH HPT Residence Inn, Inc., Limited Service I Hotels, Limited Service II Hotels and Renthotel Utah, L.C.), included in the Registration Statement and the Prospectus fairly present the financial position of the Company and the applicable Hotels or lessees (as set forth in such separate financial statements), respectively, and their results of operations and changes in financial condition, respectively, as of the dates and periods therein specified. Such financial statements of the Company and, to the Company's knowledge, such financial statements and schedules of such Hotels and lessees, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial and other data set forth under the caption "Unaudited Adjusted Pro Forma Financial Statements" in the Prospectus and under the caption "Unaudited Adjusted Pro Forma Financial Statements" in the Company's Current Report on Form 8-K (the "Form 8-K") dated November 21, 1997 (filed on November 24, 1997) fairly present, on the basis stated in the Prospectus or the Form 8-K, as applicable, the information included therein. The unaudited pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data.

                  (aa) The Company and/or its subsidiaries, as applicable, has obtained an ALTA Extended Coverage Owner's Policy of Title Insurance or its local equivalent (or an irrevocable commitment to issue such a policy) on all of the Current Hotels owned by the Company or its subsidiaries and such title insurance is in full force and effect.

                  (bb) On the Closing Date after giving effect to repayment of amounts then outstanding under the DLJMC Credit Facilities on or prior to such date, the Company will have no indebtedness for money borrowed except (i) the Mortgage Notes and (ii) equipment financing arrangements in respect of personal property located at certain Hotels which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million.

                  (cc) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

                  (dd) Arthur Andersen LLP and Reznick Fedder & Silverman are each independent public accountants with respect to the Company as required by the Act.

                  (ee) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (ff) No holder of any security of the Company has any right to require registration of Common Shares or any other security of the Company.

                  (gg) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K promulgated by the Commission.

                  (hh) The Acquisition Agreements pursuant to which the Company expects to acquire the Additional Hotels (including any Additional Hotels which the Company may determine to acquire after the Closing
         Date) are in full force and effect. The Company intends and reasonably expects to consummate the acquisition and lease of all Additional Hotels not owned or acquired by it as of the Closing Date as expeditiously as possible after the Closing Date, including as and when the construction of certain of such properties is completed.

         7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages, liabilities or judgments purchased the Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person.

         (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its trustees or officers who sign the Registration Statement (or any person named in the Registration Statement as having agreed to become a trustee of the Company) and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, its trustees (or a named proposed trustee) or officers or persons controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its trustees (or a named proposed trustee) or officers and persons controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties set forth in
         Section 6 of this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission; and the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

                  (c) (i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company; (ii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any change, or any development involving a prospective material adverse change, in the capital or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus (other than in connection with Acquisition Transactions described in and contemplated by the Registration Statement and the Prospectus); (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); (iv) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, none of the Hotels owned by the Company as of the Closing Date shall have sustained any material loss or casualty due to fire, flood, earthquake, hurricane, tornado, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (v) all Acquisition Agreements relating to Additional Hotels which have been executed and delivered by the Company on or before the Closing Date shall be in full force and effect as of such date and the Company shall not be aware of any event, development or circumstance which it reasonably expects will materially delay or prevent its acquisition of the Additional Hotels in the manner contemplated in the Prospectus; and (vi) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 8 and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Sullivan & Worcester LLP, counsel for the Company, to the effect that:

                           (i) the Company has been duly organized and is
                  validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the power and authority to acquire and own the Hotels owned by it and to lease such Hotels to others and to conduct its business, all as described in the Prospectus;

                           (ii) each of the Company's subsidiaries has been duly
                  organized and is validly existing (x) as a corporation in good standing under the laws of the State of Delaware or (y) as a real estate investment trust in good standing under the laws of the State of Maryland, as the case may be, and has the power and authority to own the Hotels owned by it and to lease such Hotels to others and to conduct its business, all as described in the Prospectus;

                           (iii) all of the outstanding shares of capital stock
                  of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (iv) all the outstanding Common Shares have been duly
                  authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                           (v) the Shares have been duly authorized, and, when
                  issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                           (vi) the Company has no outstanding Preferred Shares
                  of Beneficial Interest;

                           (vii) to the best of such counsel's knowledge, there
                  are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement;

                           (viii) the authorized capital of the Company,
                  including the Common Shares, conforms as to legal matters to the description thereof contained in the Prospectus;

                           (ix) the statements under the captions (i) "Summary",
                  "Recent Developments", "The Company-- Leases", "Management", "Description of Common Shares" and "Underwriting" in the Prospectus Supplement and (ii) "Limitation of Liability; Shareholder Liability", "Redemption; Trustees; Business Combinations and Control Share Acquisitions" in the Prospectus, as of the date of the Prospectus; and "Item 5. Other Events" in the Form 8-K; "Part I. Item 2. Management's Discussion and Analysis of Results of Operations and Financial Condition -- Overview" and "-- Liquidity and Capital Resources" in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; "Part II. Item 2. Changes in Securities" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; "Item 5. Other Events" in the Company's Current Report on Form 8-K dated May 20, 1997; "Other Information--Incentive Share Award Plan" and "Certain Relationships and Related Transactions" in the Company's Proxy Statement relating to the May 20, 1997 Annual Meeting of Shareholders (incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K")); and "Item 1. Business", "Item 2. Properties", "Item 5. Market For Registrant's Common Equity and Related Stockholder Matters", "Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition Overview" and " -- Liquidity and Capital Resources" in the Form 10-K, in each case as of the date of filing of such document, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (x) the statements under the captions "Federal Income
                  Tax and ERISA Consequences" in the Prospectus Supplement and "Item 1. Business--Taxation of the Company", "--Taxation of Shareholders", "-- Other Tax Considerations", "-- Certain United States Tax Considerations Non-U.S. Shareholders", "-- Federal Estate Tax", "-- Backup Withholding and Information Reporting Requirements", "-- Other Tax Consequences" and "--ERISA Plans, Keogh Plans and Individual Retirement Accounts" in the Form 10-K, insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (xi) the Registration Statement has become effective
                  under the Act, the Prospectus was filed with the Commission pursuant to Rule 424 within the applicable time period prescribed by Rule 424 and, to the best of such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                           (xii) the Company and each of its subsidiaries is not
                  in violation of its Declaration of Trust, Certificate of Incorporation or Bylaws and, to such counsel's knowledge, the Company and each of its subsidiaries is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which any of them or their respective property is bound;

                           (xiii) this Agreement has been duly authorized,
                  executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforceability of any indemnification or contribution provisions contained therein may be limited under federal or state securities laws or public policy;

                           (xiv) each Transaction Document executed by the
                  Company or any of its subsidiaries as of the date of such opinion has been duly authorized, executed and delivered by it;

                           (xv) no consent, approval, authorization or order of,
                  or qualification with, any United States federal, Massachusetts, Delaware or Maryland governmental body or agency (other than any Massachusetts, Delaware or Maryland body or agency dealing with securities laws, as to which such counsel need not express an opinion) is required for the execution, delivery or performance by the Company or any of its subsidiaries of its obligations under each Transaction Document to which it is a party or the consummation of the transactions contemplated thereby;

                           (xvi) to the best of such counsel's knowledge, there
                  are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the Hotels is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, nor any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xvii) to such counsel's knowledge, the Company or
                  its subsidiaries, as owners of the Current Hotels, have all Approvals as may be necessary to own the Current Hotels in the manner described in or contemplated by the Prospectus, except for any such Approvals the absence of which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (xviii) the Company is not an "investment company" or
                  a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xix) such counsel confirms as of the Closing Date
                  its opinions filed as Exhibits 5.1 and 8 to the Registration Statement; and

                           (xx) (1) each document, if any, filed pursuant to the
                  Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial and statistical data and schedules as to which no opinion need be expressed) complied as to form in all material respects with the Exchange Act when so filed with the Commission, (2) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial and statistical data and schedules as to which no opinion need be expressed) comply as to form in all material respects with the Act, and
                  (3) no facts have come to such counsel's attention that would lead such counsel to believe (i) that (except for financial statements and other financial and statistical data and schedules, as aforesaid) the Registration Statement and the prospectus included therein (x) at the time the Registration Statement became effective and (y) on the date hereof, respectively, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus, as amended or supplemented, if applicable (except for financial statements and other financial and statistical data and schedules, as aforesaid) at the time it was first provided to the Underwriters for use in connection with the offering of the Shares and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         In giving such opinion with respect to the matters covered by clause
(xx), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference, and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         In rendering their opinion, such counsel may rely on an opinion dated the Closing Date of Piper & Marbury L.L.P. as to matters governed by the laws of the State of Maryland. In addition, in rendering their opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law.

         The opinions of Sullivan & Worcester LLP and Piper & Marbury L.L.P. described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

                  (e) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, as to the matters referred to in clauses (v), (ix) (but only with respect to the statements under the caption "Underwriting" in the Prospectus Supplement), (xiii) (but only as to due authorization, execution and delivery) and clause (xx) of the foregoing paragraph (d) (but only with respect to clauses (2), (3)(i)(y) and (3)(ii) thereof).

         In giving such opinion with respect to the matters covered by clause
(xx), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified.

         In rendering their opinion, such counsel may rely on an opinion dated the Closing Date of Piper & Marbury L.L.P. as to matters governed by the laws of the State of Maryland.

                  (f) You shall have received a letter dated on and as of the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, with respect to certain financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, in substantially the form and substance of the letter delivered to you by Arthur Andersen LLP on the date of this Agreement.

                  (g) Substantially contemporaneously with the issuance and sale of the Firm Shares hereunder, the Company shall repay all amounts then outstanding under the DLJMC Credit Facilities.

                  (h) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

                  (i) The "lock-up" agreements, each substantially in the form previously delivered and described under the caption "Underwriting" in the Prospectus, between you and each of Health and Retirement Properties Trust and HRPT Advisors, Inc. relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         The several obligations of the Underwriters to purchase any Shares hereunder are subject to the delivery to you on the Closing Date or the Option Closing Date, as the case may be, of such documents as you may reasonably request with respect to the good standing and qualification to do business in applicable jurisdictions of the Company and its subsidiaries, the due authorization and issuance of the Shares and other matters related to the issuance of the Shares.

         9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities or other instruments on the NYSE, the American Stock Exchange, The Chicago Board of Options
Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities on any such exchange or the Nasdaq National Market, (iv) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Hospitality Properties Trust, 400 Centre Street, Newton, MA 02158, Attention: President, and
(b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The parties hereto agree, for purposes of Section 6(b), Section 7 and any other provision of this Agreement, that the only information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto is the information furnished by the Representatives included in the Prospectus, (i) in the legend relating to stabilization on the inside front cover page, (ii) listing the names of each

Underwriter under the caption "Underwriting" and (iii) in the third, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and trustees and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, or its officers or trustees, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                            Very truly yours,

                                            HOSPITALITY PROPERTIES TRUST

                                            By
                                               -------------------------------
                                               Name:
                                               Title:


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

Acting severally on behalf of
     themselves and the several
     Underwriters named in
     Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION


     By
        ----------------------------
        Name:
        Title:

                                   SCHEDULE I


                                                                    Number of
                                                                   Firm Shares
Underwriters                                                     to be Purchased
------------                                                     ---------------
Donaldson, Lufkin & Jenrette Securities Corporation............
A.G. Edwards & Sons, Inc.......................................
Legg Mason Wood Walker, Incorporated...........................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.............
Prudential Securities Incorporated.............................
Smith Barney Inc...............................................



                                                               ----------------
                  Total                                           12,000,000
                                                               ================